Exhibit 99.1

eXp World Holdings Reports Record Third Quarter 2021 Revenue of $1.1 Billion

Q3 2021 Revenue Nearly Doubles Year-over-Year to Reach New All-Time High, Driven by Agent Growth of 82%

Company Declares Cash Dividend for Q4 2021 of $0.04 per Share of Common Stock

BELLINGHAM, Wash. — Nov. 3, 2021 — eXp World Holdings, Inc. (Nasdaq: EXPI), (or the “Company”), the holding company for eXp Realty®, Virbela, and SUCCESS® Enterprises, today announced financial results for the third quarter ended Sept. 30, 2021 and announced that the Company’s Board of Directors declared a cash dividend for Q4 2021 on October 26, 2021. The dividend is expected to be paid on Nov. 29, 2021 to shareholders of record on Nov. 15, 2021.

Third Quarter 2021 Financial Highlights as Compared to the Same Year-ago Quarter:

●	Revenue increased 97% to a record $1.1 billion.
●	Gross profit increased 70% to $79.5 million.
●	Net income increased 60% to $23.8 million, which included a $12.9 million income tax provision benefit. Earnings per diluted share increased 50% to $0.15.
●	Adjusted EBITDA (a non-GAAP financial measure) increased 6% to $23.1 million.
●	As of Sept. 30, 2021, cash and cash equivalents totaled $98.1 million, compared to $91.9 million as of Sept. 30, 2020. The Company repurchased approximately $53.2 million of common stock during the third quarter of 2021.
●	The Company paid a cash dividend for the third quarter of 2021 of $0.04 per share of common stock on Aug. 30, 2021.

Management Commentary

“Our global community of real estate professionals continued to expand significantly in the third quarter, indicating our agent-centric model is increasingly resonating throughout the world,” said Glenn Sanford, Founder, Chairman and CEO of eXp World Holdings. “As we scale, our teams are equipped with value-added resources to unleash new methods of virtual collaboration and productivity. Being hyper-focused on feedback from our growing network of agents enables our successful entry into new verticals and markets.

“Similarly, we are preparing to launch our residential lending joint venture, SUCCESS® Lending, with Kind Lending across several key markets. Building upon technology-driven efficiencies, community values and leveraging expert loan officers and top eXp agents, we aim to create a unique mortgage solution that provides a better homebuying experience. Our focus on innovation and commitment to our agents, translates to sustainable growth of our businesses,” concluded Sanford.

“The unique value proposition of our cloud-based brokerage model continues to attract a significant number of top performing agents to the eXp platform, as reflected by the record $1.1 billion in revenue we reported for the third quarter,” said Jeff Whiteside, CFO and Chief Collaboration Officer of eXp World Holdings.

“The continued success of our core U.S. eXp Realty business has enabled us to invest and accelerate global expansion, scale our emerging commercial business, continue our stock buyback program and to declare another cash dividend payout in the fourth quarter to shareholders. As we look ahead, we will continue making strategic investments in technologies that focus on enhancing our agents’ capabilities, which will further differentiate eXp and drive long-term growth of our business.”

Third Quarter 2021 Operational Highlights as Compared to the Same Year-ago Quarter:

●	Agents and brokers on the eXp Realty platform increased 82% to 65,269.
●	Residential transaction sides closed increased 72% to 130,029.
●	Residential transaction volume increased 97% to $46.6 billion.
●	eXp Realty expanded into two new international locations in the third quarter of 2021, including Panama and Germany.
●	Established SUCCESS® Lending, LLC, a residential lending joint venture with Kind Lending, LLC, and gained approval to launch the platform in Colorado, Illinois and Tennessee.
●	eXp Realty ended the third quarter of 2021 with a global Net Promoter Score of 69, a measure of agent satisfaction, through the Company’s intense focus on the agent experience.

Third Quarter 2021 Results – Virtual Fireside Chat

The Company will hold a virtual fireside chat and investor Q&A with eXp World Holdings Founder and CEO Glenn Sanford, CFO Jeff Whiteside and eXp Realty CEO Jason Gesing on Wednesday, Nov. 3, 2021 at 8:30 a.m. PT / 11:30 a.m. ET. Justin Ages, Equity Research Analyst at Berenberg Capital Markets LLC, will moderate the discussion.

The investor Q&A is open to investors, current shareholders and anyone interested in learning more about eXp World Holdings and its companies.

Date: Wednesday, Nov. 3, 2021

Time: 8:30 a.m. PT / 11:30 a.m. ET

Location: EXPI Campus. Join at https://expworldholdings.com/contact/download/

Livestream: expworldholdings.com/events

About eXp World Holdings, Inc.

eXp World Holdings, Inc. (Nasdaq: EXPI) is the holding company for eXp Realty®, Virbela and SUCCESS® Enterprises.

eXp Realty is the fastest-growing real estate tech company in the world with more than 67,000 agents in the United States, Canada, the United Kingdom, Australia, South Africa, India, Mexico, Portugal, France, Puerto Rico, Brazil, Italy, Hong Kong, Colombia, Spain, Israel, Panama and Germany, and continues to scale internationally. As a publicly traded company, eXp World Holdings provides real estate professionals the unique opportunity to earn equity awards for production goals and contributions to overall company growth. eXp World Holdings and its businesses offer a full suite of brokerage and real estate tech solutions, including its innovative residential and commercial brokerage model, professional services, collaborative tools and personal development. The cloud-based brokerage is powered by Virbela, an immersive 3D platform that is deeply social and collaborative, enabling agents to be more connected and productive. SUCCESS Enterprises, anchored by SUCCESS magazine and its related media properties, was established in 1897 and is a leading personal and professional development brand and publication.

For more information, visit https://expworldholdings.com.

Use of Non-GAAP Financial Measures

To provide investors with additional information regarding our financial results, this press release includes references to Adjusted EBITDA, which is a non-U.S. GAAP financial measure and may be different than similarly titled measures used by other companies. It is presented to enhance investors’ overall understanding of the company’s financial performance and should not be considered a substitute for, or superior to, the financial information prepared and presented in accordance with U.S. GAAP.

The company’s Adjusted EBITDA provides useful information about financial performance, enhances the overall understanding of past performance and future prospects, and allows for greater transparency with respect to a key metric used by management for financial and operational decision-making. Adjusted EBITDA helps identify underlying trends in the business that otherwise could be masked by the effect of the expenses that are excluded in Adjusted EBITDA. In particular, the company believes the exclusion of stock and stock option expenses, provides a useful supplemental measure in evaluating the performance of operations and provides better transparency into results of operations.

The company defines the non-U.S. GAAP financial measure of Adjusted EBITDA to mean net income (loss), excluding other income (expense), income tax benefit (expense), depreciation, amortization, impairment charges, stock-based compensation expense, and stock option expense. Adjusted EBITDA may assist investors in seeing financial performance through the eyes of management, and may provide an additional tool for investors to use in comparing core financial performance over multiple periods with other companies in the industry.

Adjusted EBITDA should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with U.S. GAAP. There are a number of limitations related to the use of Adjusted EBITDA compared to Net Income (Loss), the closest comparable U.S. GAAP measure. Some of these limitations are that:

●	Adjusted EBITDA excludes stock-based compensation expense and stock option expense, which have been, and will continue to be for the foreseeable future, significant recurring expenses in the business and an important part of the compensation strategy; and
●	Adjusted EBITDA excludes certain recurring, non-cash charges such as depreciation of fixed assets, amortization of acquired intangible assets, and impairment charges related to these long-lived assets, and, although these are non-cash charges, the assets being depreciated and amortized may have to be replaced in the future.

US-GAAP NET INCOME (LOSS) TO ADJUSTED EBITDA RECONCILIATION
(In thousands)
(Unaudited)
	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Net income	$ 23,814	$ 14,918	$ 65,703	$ 23,295
Other expense, net	237	80	164	163
Income tax (benefit) expense	(12,884)	225	(33,258)	295
Depreciation and amortization (1)	1,694	1,005	4,511	2,785
Stock compensation expense (2)	6,817	3,711	18,129	10,476
Stock option expense	3,376	1,879	9,608	4,179
Adjusted EBITDA	$ 23,054	$ 21,818	$ 64,857	$ 41,193

(1) Amortization of stock liability is included in the “Other expense (income)” line item.
(2) This includes agent growth incentive stock compensation expense and stock compensation expense related to business acquisitions.

Safe Harbor Statement

The statements contained herein may include statements of future expectations and other forward-looking statements that are based on management’s current views and assumptions and involve known and unknown risks and uncertainties that could cause actual results, performance or events to differ materially from those expressed or implied in such statements. Such forward-looking statements speak only as of the date hereof, and the company undertakes no obligation to revise or update them. These statements include, but are not limited to, statements about the economic and social effects of the COVID-19 pandemic; continued growth of our agent and broker base; expansion of our residential real estate brokerage business into foreign markets; demand for remote working and distance learning solutions and virtual events; development of our new commercial brokerage and our ability to attract commercial real estate brokers; and revenue growth and financial performance. Such statements are not guarantees of future performance. Important factors that may cause actual results to differ materially and adversely from those expressed in forward-looking statements include changes in business or other market conditions; the difficulty of keeping expense growth at modest levels while increasing revenues; and other risks detailed from time to time in the company’s Securities and Exchange Commission filings, including but not limited to the most recently filed Quarterly Report on Form 10-Q and Annual Report on Form 10-K.

Media Relations Contact:

eXp World Holdings, Inc.

mediarelations@expworldholdings.com

Investor Relations Contact:

MZ Group – MZ North America

investors@expworldholdings.com

EXP WORLD HOLDINGS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except share amounts)

	September 30, 2021	December 31, 2020
	(Unaudited)
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$ 98,064	$ 100,143
Restricted cash	69,406	27,781
Accounts receivable, net of allowance for credit losses of $1,901 and $1,879, respectively	129,843	76,951
Prepaids and other assets	8,828	7,350
TOTAL CURRENT ASSETS	306,141	212,225
Property, plant, and equipment, net	13,186	7,848
Operating lease right-of-use assets	2,639	819
Other noncurrent assets	3,009	-
Intangible assets, net	7,693	8,350
Deferred tax assets, net	36,020	-
Goodwill	12,945	12,945
TOTAL ASSETS	$ 381,633	$ 242,187
LIABILITIES AND EQUITY
CURRENT LIABILITIES
Accounts payable	$ 8,555	$ 3,957
Customer deposits	69,406	27,781
Accrued expenses	110,268	62,750
Current portion of long-term payable	906	1,416
Current portion of lease obligation - operating lease	345	746
TOTAL CURRENT LIABILITIES	189,480	96,650
Long-term payable, net of current portion	1,736	2,876
Long-term lease obligation - operating lease, net of current portion	849	74
TOTAL LIABILITIES	192,065	99,600
EQUITY
Common Stock, $0.00001 par value 900,000,000 shares authorized; 153,549,867 issued and 147,537,072 outstanding in 2021; 146,677,786 issued and 144,143,292 outstanding in 2020	1	1
Additional paid-in capital	347,670	218,492
Treasury stock, at cost: 6,012,795 and 2,534,494 shares held, respectively	(180,097)	(37,994)
Accumulated earnings (deficit)	20,800	(39,162)
Accumulated other comprehensive income	187	247
Total eXp World Holdings, Inc. stockholders' equity	188,561	141,584
Equity attributable to noncontrolling interest	1,007	1,003
TOTAL EQUITY	189,568	142,587
TOTAL LIABILITIES AND EQUITY	$ 381,633	$ 242,187

EXP WORLD HOLDINGS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except share amounts and per share data)
(Unaudited)
	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Revenues	$ 1,110,480	$ 564,017	$ 2,694,200	$ 1,188,963
Operating expenses
Commissions and other agent-related costs	1,030,937	517,169	2,481,254	1,079,739
General and administrative expenses	64,615	30,130	171,636	82,145
Sales and marketing expenses	3,761	1,495	8,701	3,326
Total operating expenses	1,099,313	548,794	2,661,591	1,165,210
Operating income	11,167	15,223	32,609	23,753
Other expense
Other expense, net	239	80	159	129
Equity in losses of unconsolidated affiliates	(2)	-	5	34
Total other expense, net	237	80	164	163
Income before income tax expense	10,930	15,143	32,445	23,590
Income tax (benefit) expense	(12,884)	225	(33,258)	295
Net income	23,814	14,918	65,703	23,295
Net loss attributable to noncontrolling interest	7	52	14	115
Net income attributable to eXp World Holdings, Inc.	$ 23,821	$ 14,970	$ 65,717	$ 23,410

Earnings (loss) per share
Basic	0.16	0.11	0.45	0.17
Diluted	0.15	0.10	0.42	0.16
Weighted average shares outstanding
Basic	146,862,978	138,513,465	145,610,008	135,207,101
Diluted	157,345,924	150,917,721	157,838,134	147,091,720